SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PACIFIC ETHANOL, INC.

(Name of Registrant as Specified In Its Charter)

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PACIFIC ETHANOL, INC.
400 Capitol Mall, Suite 2060
Sacramento, California 95814

May 11, 2007

Dear Fellow Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of stockholders of Pacific Ethanol, Inc. that will be held at 8:30 a.m., local time, on June 21, 2007 at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814. All stockholders of record at the close of business on April 23, 2007 are entitled to vote at the Annual Meeting. The formal meeting notice and proxy statement are attached.

At this year’s Annual Meeting, stockholders will be asked to elect seven directors and ratify the appointment of Hein & Associates LLP to serve as our independent registered public accounting firm for the year ending December 31, 2007. In addition, stockholders will transact any other business that may properly come before the meeting. A report on the business operations of Pacific Ethanol will also be presented at the meeting and stockholders will have an opportunity to ask questions.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. We urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you June 21st.

Sincerely,

William L. Jones,
Chairman of the Board

PACIFIC ETHANOL, INC.
NOTICE OF THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 21, 2007
__________________________

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of stockholders of Pacific Ethanol, Inc., a Delaware corporation, will be held at 8:30 a.m., local time, on June 21, 2007 at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814, for the following purposes as more fully described in the proxy statement accompanying this notice:

1.
To elect seven directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Robert P. Thomas and Daniel A. Sanders.

2.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on April 23, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card or by voting electronically over the Internet or by telephone. If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail, and you may also be eligible to vote your shares electronically. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors

William L. Jones,
Chairman of the Board

Sacramento, California
May 11, 2007
YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Returning a signed proxy card will help us secure a quorum and avoid the expense of additional proxy solicitation. If you later desire to revoke your proxy for any reason, you may do so in the manner described in the attached proxy statement.

PACIFIC ETHANOL, INC.

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2007
__________________________

APPENDICES

Appendix A - Audit Committee Charter	A-1
Appendix B - Compensation Committee Charter	B-1
Appendix C - Nominating and Governance Committee Charter	C-1

PACIFIC ETHANOL, INC.

PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2007
__________________________

VOTING AND PROXY

This Proxy Statement is being furnished in connection with the solicitation of proxies by our board of directors (“Board”) for use at the 2007 Annual Meeting of stockholders to be held at 8:30 a.m., local time, on June 21, 2007 at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814, and at any adjournment(s) or postponement(s) of the Annual Meeting.

Our Annual Report on Form 10-K for the year ended December 31, 2006 is being mailed to stockholders concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made. A proxy card is enclosed for your use. The shares represented by each properly executed unrevoked proxy card will be voted as directed by the stockholder with respect to the matters described in the proxy card. If no direction is made, the shares represented by each properly executed proxy card will be voted “for” each of the proposals listed on the proxy card. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by providing written notice to our corporate Secretary, by issuance of a subsequent proxy or by voting in person at the Annual Meeting. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his, her or its shares in person if he, she or it so desires. However, a stockholder who holds shares through a broker or other nominee must bring a legal proxy to the meeting if that stockholder desires to vote at the meeting.

At the close of business on April 23, 2007, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had issued and outstanding 40,467,478 shares of common stock held by 209 holders of record and 5,250,000 shares of Series A Cumulative Redeemable Convertible Preferred Stock (“Series A Preferred Stock”) held by one holder of record. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting or at any adjournment(s) or postponement(s) of the meeting.

Each share of our common stock issued and outstanding on the record date entitles the holder of that share to one vote at the Annual Meeting for all matters to be voted on at the meeting. Each share of our Series A Preferred Stock issued and outstanding on the record date entitles the holder of that share to approximately 1.78 votes at the Annual Meeting for all matters to be voted on at the meeting. The holders of a majority of the voting power of our issued and outstanding capital stock and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for purposes of voting on the proposals. Votes cast at the Annual Meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Shares of our common stock and our Series A Preferred Stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. “Broker non-votes” are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

We will pay the expenses of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail or by telephone, or by our directors, officers and regular employees who will not be additionally compensated. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but we reserve the option to do so if it appears that a quorum otherwise might not be obtained. The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

PROPOSAL ONE
ELECTION OF DIRECTORS

Our bylaws provide for seven directors unless otherwise changed by resolution of our Board. Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. It is intended that the proxies solicited by our Board will be voted “for” election of the following seven nominees unless a contrary instruction is made on the proxy: William L. Jones, Neil M. Koehler, Terry L. Stone, John L. Prince, Douglas L. Kieta, Robert P. Thomas and Daniel A. Sanders. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not anticipated, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. All of the nominees for director are, at present, directors of Pacific Ethanol and have been nominated by our Nominating and Governance Committee and ratified by our full Board.

We are obligated to cause each person serving from time to time as one of our executive officers, directors or managers, or having such a position with any of our subsidiaries, to execute a voting letter that grants an irrevocable proxy to Cascade Investment, L.L.C., the holder of all of our issued and outstanding shares of Series A Preferred Stock, with respect to securities held by such persons to vote to elect two persons to our Board. As of April 23, 2007, all such officers, directors and managers held an aggregate of 4,990,354 shares of our common stock representing approximately 10% of all votes entitled to be cast in connection with the election of members of our Board. In April 2006, Cascade Investment, L.L.C. identified Robert P. Thomas and Douglas L. Kieta as its two director designees, and our Board appointed Messrs. Thomas and Kieta as members of our Board, in connection with the issuance of our Series A Preferred Stock. Both Messrs. Thomas and Kieta have been nominated by our Nominating and Governance Committee for election to our Board at the Annual Meeting and we expect that Cascade Investment, L.L.C. will utilize its proxy to vote in favor of their election.

Required Vote of Stockholders

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock and Series A Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

INFORMATION ABOUT OUR BOARD OF DIRECTORS,
BOARD COMMITTEES AND RELATED MATTERS

Directors and Director Nominees

The following table sets forth certain information regarding our current directors and director nominees as of April 27, 2007:
Name	Age	Positions Held
William L. Jones	57	Chairman of the Board, Director and Director Nominee
Neil M. Koehler	49	Chief Executive Officer, President, Director and Director Nominee
Terry L. Stone (1)	57	Director and Director Nominee
John L. Prince (2)	64	Director and Director Nominee
Douglas L. Kieta (3)	64	Director and Director Nominee
Robert P. Thomas (4)	29	Director and Director Nominee
Daniel A. Sanders	55	Director and Director Nominee
___________
(1) Member of the Audit and Compensation Committees.
(2) Member of the Audit, Compensation and Nominating and Governance Committees.
(3) Member of the Nominating and Governance Committee.
\(4) Member of the Audit and Compensation Committees.

Following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which he has served during the past five years:

William L. Jones has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of Pacific Ethanol California, Inc. (“PEI California”), which is now one of our wholly-owned subsidiaries, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of PEI California to focus on his candidacy for one of California’s United States Senate seats. Mr. Jones was California’s Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy Marketing, LLC (“Kinergy”), which he founded in September 2000, and which is now one of our wholly-owned subsidiaries. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels. Mr. Koehler has a B.A. degree in Government from Pomona College.

Terry L. Stone has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over thirty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone has served as a part-time instructor at California State University, Fresno teaching classes in taxation, auditing, and financial and management accounting. Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, Inc. Mr. Stone has a B.S. degree in Accounting from California State University, Fresno.

John L. Prince has served as a director since July 2005. Mr. Prince is retired but also works as a consultant to Ruan Transport Corp. and other companies. Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association, or the DCCA, located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998. Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the DCCA, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Douglas L. Kieta has served as a director since April 2006. Mr. Kieta is currently employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he has served as the Vice President of Power since May 2006. From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation. At the time of his retirement in April 2006, Mr. Kieta was the Senior Vice President of Construction and Engineering with Calpine Corporation. Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 U.S. states and three Canadian provinces. Mr. Kieta has a B.S. degree in civil engineering from Clarkson University and a master’s degree in civil engineering from Cornell University.

Robert P. Thomas has served as a director since April 2006. Since July 1999, Mr. Thomas has held various positions and is currently a portfolio manager with the William H. Gates III investment group which oversees Mr. Gates’ personal investments through Cascade Investment, L.L.C. and the investment assets of the Bill and Melinda Gates Foundation. Mr. Thomas is a graduate of Claremont McKenna College.

Daniel A. Sanders has served as a director since October 2006. In July 2004, Mr. Sanders founded Front Range Energy, LLC, which he currently operates as its sole Manager. From 1999 to July 2004, Mr. Sanders was engaged in the study and development of alternative fuels which lead to the formation of Front Range Energy, LLC in 2004. From the fall of 1996 to 1999, Mr. Sanders was engaged in the cattle feeding business as a sole proprietor. From July 1992 to September 1996, Mr. Sanders managed The Roaring Springs Ranch, a family-owned cattle operation in Oregon. During the same period, and for some years prior to 1992, Mr. Sanders was employed in a variety of positions by RSG Forest Products, a family-owned company. In September 1996, when he sold his interest in RSG Forest Products and The Roaring Springs Ranch, Mr. Sanders was President of Sanders Wood Products, a subsidiary of RSG Forest Products with annual sales of $125 million. From 1998 to 2005, Mr. Sanders served on the Board of Directors of Twin City Bank, Longview, Washington. Mr. Sanders is a Director of the Renewable Fuels Association and has a B.S. degree in liberal arts from Oregon State University.

Corporate Governance

Our Board believes that good corporate governance is paramount to ensure that Pacific Ethanol is managed for the long-term benefit of our stockholders. Our Board has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer.

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers. The Codes of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of the listing standards of NASDAQ. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.pacificethanol.net, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted. Information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of the Audit, Compensation and Nominating and Governance Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Pacific Ethanol in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and NASDAQ, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Pacific Ethanol.

In April 2007 the Board determined that all of its directors and nominees for election at the Annual Meeting are independent under these standards, except for (i) Mr. Jones, who is the father-in-law of Ryan W. Turner, one of our former executive officers who resigned in April 2006, (ii) Mr. Koehler, who serves full-time as our Chief Executive Officer and President, and (iii) Mr. Sanders, who is the majority owner of Front Range Energy, LLC, an entity in which we are a minority owner and with which we conduct significant business. See “Certain Relationships and Related Transactions” below.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board. Terry L. Stone, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Stone considers to be important for the directors to consider. Stockholders who wish to communicate with our Board can write to Terry L. Stone, The Board of Directors, Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2006, our Board held twelve meetings. All directors attended at least 75% of the aggregate of the meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

Members of our Board and its committees also consulted informally with management from time to time and acted at various times by written consent without a meeting during 2006. Additionally, the independent members of the Board met in executive session regularly without the presence of management.

It is our policy to invite and encourage our directors to attend our annual meetings. At the date of our 2006 annual meeting, we had seven members on our Board, three of whom, namely, Messrs. Jones, Koehler and Stone, were in attendance at our 2006 annual meeting.

Our Board has established standing Audit, Compensation and Nominating and Governance Committees. Each committee has a written charter that is reviewed annually and revised as appropriate.

Audit Committee

Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end. During 2006 until April 13, 2006, this committee consisted of Terry L. Stone, John L. Prince and Kenneth J. Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Mr. Thomas was appointed as a member of our Audit Committee. Our Board has determined that each member of the Audit Committee is “independent” under the current NASDAQ listing standards and satisfies the other requirements under NASDAQ listing standards and Securities and Exchange Commission rules regarding audit committee membership. Our Board has determined that Mr. Stone (i) qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee, and (ii) satisfies the “financial sophistication” requirements of the NASDAQ listing standards. Our Audit Committee operates pursuant to a charter approved by our Board and our Audit Committee, according to the rules and regulations of the Securities and Exchange Commission. A copy of the charter of our Audit Committee is attached as Appendix A to this Proxy Statement. During 2006, our Audit Committee held ten meetings. The Audit Committee Report for 2006 can be found on page 14 of this Proxy Statement.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering our overall policies on compensation and the compensation to be provided to our executive officers, including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements. In addition, the Compensation Committee reviews the philosophy and policies behind the salary, bonus and stock compensation arrangements for all other employees. Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers. Our Compensation Committee has the authority to administer our 2006 Stock Incentive Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2006 Stock Incentive Plan to all other eligible individuals. However, our Board may retain, reassume or exercise from time to time the power to administer our 2006 Stock Inventive Plan. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions. The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals. The Compensation Committee has the authority to retain consultants, and other advisors and in furtherance of the foregoing objectives, our Compensation Committee has engaged Hewitt Associates LLC, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for the named executive officers and other executives. Hewitt Associates has provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to the named executive officers and when making decisions as to the recommendations being made by our management for other executives. In making compensation decisions, our Compensation Committee compares each element of total compensation against market data obtained by Hewitt Associates. The Compensation Committee generally expects to set total compensation for the named executive officers at the median of compensation paid to similarly situated executives of the companies comprising the market data provided to us by Hewitt Associates.

Additional information concerning the compensation policies and objectives established by the Compensation Committee is included under the heading “Executive Compensation and Related Information — Compensation Discussion and Analysis” below. The Compensation Committee Report for 2006 can be found on page 23 of this proxy statement.

During 2006 until April 13, 2006, our Compensation Committee consisted of Messrs. Stone and Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Mr. Thomas was appointed as a member and as Chairman of our Compensation Committee. In addition, on December 20, 2006, Mr. Prince was appointed as a member of our Compensation Committee. Our Board has determined that each member of the Compensation Committee is “independent” under the current NASDAQ listing standards. Our Compensation Committee operates pursuant to a charter approved by our Board and our Compensation Committee. A copy of the charter of our Compensation Committee is attached as Appendix B to this Proxy Statement. During 2006, our Compensation Committee held five meetings.

Nominating and Governance Committee

Our Nominating and Governance Committee selects nominees for our Board. During 2006 until April 13, 2006, our Nominating and Governance Committee consisted of Messrs. Stone and Friedman. Concurrent with Mr. Friedman’s resignation from our Board on April 13, 2006, Douglas L. Kieta was appointed as a member of our Nominating and Governance Committee. In addition, on December 20, 2006, Mr. Prince was appointed as a member of our Nominating and Governance Committee. Our Board has determined that each member of the Nominating and Governance Committee is “independent” under the current NASDAQ listing standards.

The Nominating and Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year. The Nominating and Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Governance Committee’s below-referenced charter. Stockholders that desire to recommend candidates for the Board for evaluation may do so by contacting Pacific Ethanol in writing, identifying the potential candidate and providing background and other relevant information. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the Nominating and Governance Committee through current Board members, professional search firms and other persons. In evaluating potential candidates, our Nominating and Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of our Board.

Our Nominating and Governance Committee operates pursuant to a charter approved by our Board and our Nominating and Governance Committee. A copy of the charter of our Nominating and Governance Committee is attached as Appendix C to this Proxy Statement. During 2006, our Nominating and Governance Committee held two meetings.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting the compensation of directors, we consider the significant amount of time that the Board members spend in fulfilling their duties to Pacific Ethanol as well as the experience level we require to serve on our Board. The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members. In recommending director compensation, the Compensation Committee is guided by three goals: (i) compensation should fairly pay directors for work required in a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of our stockholders; and (iii) the structure of the compensation should be clearly disclosed to our stockholders.

Cash Compensation

Current Program. On October 18, 2006, and effective as of January 1, 2007, our Compensation Committee approved a new cash compensation plan for directors which provides the Chairman of our Board annual compensation of $80,000, the Chairman of our Audit Committee annual compensation of $22,000 and the Chairman of our Compensation Committee annual compensation of $20,000. All other directors, except employee directors, receive annual compensation of $12,000. These amounts are paid in monthly installments. In addition, directors are reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees. Employee directors do not receive director compensation in connection with their service as directors.

Prior Program. During 2006, our cash compensation plan for directors provided the Chairman of our Board annual compensation of $80,000 and each member of our Board, including the Chairman, $1,500 for each Board meeting attended, whether attended in person or telephonically. The Chairman of our Audit Committee received an additional $3,500 per quarter. In addition, directors were reimbursed for certain reasonable and documented expenses in connection with attendance at meetings of our Board and its committees. Employee directors did not receive director compensation in connection with their service as directors.

Equity Compensation

We do not have a predetermined or automatic annual or other periodic program for grants of equity compensation to our directors. Equity compensation is granted as and when determined appropriate by our Compensation Committee or our full Board.

Current Program. On October 4, 2006, our Compensation Committee approved restricted stock grants to our directors under our 2006 Stock Incentive Plan. The Chairman of our Board received 31,200 shares of restricted stock, vesting as to 7,800 shares immediately and as to 4,680 shares on each of the next five anniversaries of the initial grant date. Each other director, other than Neil M. Koehler, who received a grant of restricted stock solely in his capacity as an employee, received 15,600 shares of restricted stock, vesting as to 5,200 shares immediately and as to 5,200 shares on each of the next two anniversaries of the initial grant date. Mr. Sanders, who was not a director at the time of the grants, received an equivalent amount of shares of restricted stock in January 2007. A director will not vest as to any shares following the date of his or her cessation of Board service.

Prior Program. On July 26, 2005, our Compensation Committee approved grants of options to our directors under our 2004 Stock Option Plan. Our Chairman of the Board was granted options to purchase up to 50,000 shares of our common stock, the Chairman of our Audit Committee was granted options to purchase up to 20,000 shares of our common stock and each other director, other than Neil M. Koehler who was compensated solely as an employee, was granted options to purchase up to 15,000 shares of our common stock. The options have an exercise price of $8.25 per share, vested as to all shares on July 26, 2006 and have an exercise period of ten years after their date of grant. In addition, on July 28, 2005, our Compensation Committee approved grants of options to two new directors under our 2004 Stock Option Plan. They each were granted options to purchase up to 15,000 shares of our common stock. The options have an exercise price of $8.30 per share, vested as to all shares on July 28, 2006 and have an exercise period of ten years after their date of grant.

Compensation of Employee Director

Mr. Koehler was compensated as a full-time employee and officer but received no additional compensation for service as a Board member during 2006. Information regarding the compensation awarded to Mr. Koehler is included in the “Summary Compensation Table” below.

Director Compensation Table

The following table summarizes the compensation of our directors for the year ended December 31, 2006:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
William L. Jones	$93,500	$116,639(4)	$127,886(4)	$338,025
Terry L. Stone	33,500	84,324(5)	51,154(5)	168,978
John L. Prince	16,500	84,324(6)	38,909(6)	139,733
Douglas L. Kieta	12,000	84,324(7)	─	96,324
Robert P. Thomas	15,000	84,324(8)	─	99,324
Daniel A. Sanders(9)	4,500	─	─	4,500
Frank P. Greinke(10)	9,000	67,912(10)	38,366(10)	115,278
Charles W. Bader(11)	1,500	─	38,909(11)	40,409
Kenneth J. Friedman(12)	1,500	─	38,366(12)	39,866
__________
(1)
For a description of annual director fees and fees for chair positions, see the disclosure above under “Cash Compensation.” The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.

(2)
The amounts shown are the compensation costs recognized in our financial statements for 2006 related to shares of restricted stock awarded to each director in 2006 in accordance with the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” referred to in this proxy statement as SFAS No. 123R. The fair values of the shares of restricted stock awarded were calculated based on the fair market value of our common stock on the grant date. No grants of restricted stock were made in prior years.

(3)
The amounts shown are the compensation costs recognized in our financial statements for 2006 related to grants of stock options to each director in 2005, to the extent we recognized compensation cost in 2006 for such awards in accordance with the provisions of SFAS No. 123R.

(4)
At December 31, 2006, Mr. Jones held 31,200 shares from stock awards, including 23,400 unvested shares, and also held options to purchase an aggregate of 50,000 shares of common stock. Mr. Jones was granted 31,200 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $404,472, calculated based on the fair market value of our common stock on the grant date.

(5)
At December 31, 2006, Mr. Stone held 15,600 shares from stock awards, including 10,400 unvested shares, and also held options to purchase an aggregate of 20,000 shares of common stock. Mr. Stone was granted 15,600 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $203,736, calculated based on the fair market value of our common stock on the grant date.

(6)
At December 31, 2006, Mr. Prince held 15,600 shares from stock awards, including 10,400 unvested shares, and also held options to purchase an aggregate of 15,000 shares of common stock. Mr. Prince was granted 15,600 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $203,736, calculated based on the fair market value of our common stock on the grant date.

(7)
At December 31, 2006, Mr. Kieta held 15,600 shares from stock awards, including 10,400 unvested shares. Mr. Kieta was granted 15,600 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $203,736, calculated based on the fair market value of our common stock on the grant date.

(8)
At December 31, 2006, Mr. Thomas held 15,600 shares from stock awards, including 10,400 unvested shares. Mr. Thomas was granted 15,600 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $203,736, calculated based on the fair market value of our common stock on the grant date.

(9)
Mr. Sanders is the majority owner of Front Range Energy, LLC, an entity of which we are a minority owner and with which we have entered into an Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006. See “Certain Relationships and Related Transactions” below.

(10)
Mr. Greinke is the owner of Southern Counties Oil Co., an entity with which we have entered into a series of a six-month sales contracts. See “Certain Relationships and Related Transactions” below. At December 31, 2006, Mr. Greinke held 5,200 shares from stock awards and also held options to purchase an aggregate of 15,000 shares of common stock. Mr. Greinke was granted 15,600 shares of our common stock on October 4, 2006, having an aggregate grant date fair value of $203,736, calculated based on the fair market value of our common stock on the grant date, of which 10,400 shares were forfeited upon Mr. Greinke’s resignation in October 2006.

(11)	At December 31, 2006, Mr. Bader held options to purchase an aggregate of 15,000 shares of common stock. Mr. Bader resigned his directorship in April 2006.
(12)	At December 31, 2006, Mr. Friedman held options to purchase an aggregate of 15,000 shares of common stock. Mr. Friedman resigned his directorship in April 2006.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and
•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Insofar as the provisions of our certificate of incorporation or bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the independent registered public accounting firm of Hein & Associates LLP to audit and comment on our financial statements for the year ending December 31, 2007, and to conduct whatever audit functions are deemed necessary. Hein & Associates LLP audited our financial statements for the year ended December 31, 2006 that were included in our most recent Annual Report on Form 10-K.

A representative of Hein & Associates LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock and Series A Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum.

In the event that our stockholders do not ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF HEIN & ASSOCIATES LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2007.

OTHER MATTERS

Our Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

AUDIT MATTERS

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by Hein & Associates LLP for the years ended December 31, 2006 and 2005.

	2006	2005
Audit Fees	$1,389,710	$395,189
Audit-Related Fees	82,683	98,938
Tax Fees	48,011	6,296
All Other Fees	—	—
Total	$1,520,404	$500,423

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Forms 10-K and 10-KSB, and reviews of our interim consolidated financial statements included in our Quarterly Reports on Forms 10-Q and 10-QSB and our Registration Statements on Forms S-1, S-3 and S-8, including amendments thereto, and the review of our internal accounting and reporting controls as required under Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees include amounts billed for professional services performed in connection with mergers and acquisitions.

Tax Fees. Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. Consists of amounts billed for services other than those noted above.

Our Audit Committee has determined that all non-audit services provided by Hein & Associates LLP are compatible with maintaining Hein & Associates LLP’s audit independence.

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Audit Committee chairman for pre-approval prior to engaging the independent auditor for such services. These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification. During 2006, all services performed by Hein & Associates LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Securities and Exchange Commission regulations.

Change in Independent Public Accountants

On March 24, 2005, we dismissed Nussbaum Yates & Wolpow, P.C. as our independent registered public accountant. On March 24, 2005, we engaged Hein & Associates LLP as our new independent registered public accountant. The reports of Nussbaum Yates & Wolpow, P.C. on the financial statements of our predecessor, Accessity Corp. (“Accessity), for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change our independent registered public accountant was authorized and approved by our Audit Committee.

In connection with the audit of the financial statements of Accessity as of and for the years ended December 31, 2004 and 2003 and during the interim period through March 24, 2005, the date of dismissal, Accessity had no disagreement with Nussbaum Yates & Wolpow, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Nussbaum Yates & Wolpow, P.C., would have caused them to make reference thereto in their report on the financial statements for such years. In addition, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Act.

We had not consulted with Hein & Associates LLP in the past regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on our financial statements or as to any disagreement or reportable event as described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K under the Securities Act.

The following Audit Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Securities Exchange Act of 1934, as amended (“Exchange Act”) that might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

Audit Committee Report

Our Audit Committee discussed with our independent auditors all matters required to be discussed by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” Prior to the inclusion and filing with the Securities and Exchange Commission of the consolidated audited financial statements in the accompanying Annual Report on Form 10-K for the year ended December 31, 2006, the Audit Committee discussed with management and reviewed our consolidated audited financial statements. In addition, our Board obtained from our independent auditors a formal written statement indicating that no relationships existed between the auditors and Pacific Ethanol that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independent Discussions with Audit Committees,” discerned from discussions with the auditors that no relationships exist that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. Prior to the filing of the Annual Report on Form 10-K with the Securities and Exchange Commission, and based on the review and discussions referenced above, the Audit Committee recommended to our Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006.

                Respectfully submitted,
                Audit Committee
                Terry L. Stone
                John L. Prince
                Robert P. Thomas

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 27, 2007, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors;
•	each of our current executive officers; and
•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Percentage of beneficial ownership is based on 40,467,478 shares of common stock outstanding as of the date of the table.

Name and Address of Beneficial Owner (1)	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
William L. Jones	Common	1,636,200(2)	4.04%
Neil M. Koehler	Common	3,201,539	7.91%
John T. Miller.	Common	52,650	*
Christopher W. Wright	Common	63,965	*
Terry L. Stone	Common	35,600(3)	*
John L. Prince	Common	30,600(4)	*
Douglas L. Kieta	Common	15,600	*
Robert P. Thomas	Common	15,600	*
Daniel A. Sanders	Common	18,600	*
Cascade Investment, L.L.C.	Common	10,500,000(5)	20.60%
	Series A Preferred	5,250,000(5)	100.00%
All executive officers and directors as a group (9 persons)	Common	5,070,354(6)	12.50%
__________
*	Less than 1.00%
(1)
Messrs. Jones, Koehler, Stone, Prince, Kieta, Thomas and Sanders are directors of Pacific Ethanol. Messrs. Koehler, Miller and Wright are executive officers of Pacific Ethanol. The address of each of these persons is c/o Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814.

(2)	Includes 50,000 shares of common stock underlying options issued to Mr. Jones and 1,586,200 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property.
(3)	Includes 15,000 shares of common stock underlying options.
(4)	Includes 15,000 shares of common stock underlying options.
(5)
Amount of common stock represents shares of common stock underlying our Series A Preferred Stock. All Series A Preferred Stock held by Cascade Investment, L.L.C. may be deemed to be beneficially owned by William H. Gates III as the sole member of Cascade Investment, L.L.C. The address for Cascade Investment, L.L.C. is 2365 Carillon Point, Kirkland, Washington 98033.

(6)	Includes 80,000 shares of common stock underlying options.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2006 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, we believe that, during 2006, all Section 16(a) filing requirements applicable to our reporting persons were met.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2006.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding, Options, Warrants or Stock Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)(2)
Equity Compensation Plans Approved by Security Holders:
1995 Plan(1)	63,000	$ 5.83	─
2004 Plan(2)	405,000	$ 7.63	─
2006 Plan	─	─	1,106,997
__________
(1) Our Amended 1995 Incentive Stock Plan was terminated effective July 19, 2006, except to the extent of then-outstanding options.
(2) Our 2004 Stock Option Plan was terminated effective September 7, 2006, except to the extent of then-outstanding options.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 27, 2007:
Name	Age	Positions Held
Neil M. Koehler	49	Chief Executive Officer, President and Director
John T. Miller	61	Chief Operating Officer and Acting Chief Financial Officer
Christopher W. Wright	54	Vice President, General Counsel and Secretary

Neil M. Koehler has served as Chief Executive Officer, President and as a director since March 2005. Mr. Koehler served as Chief Executive Officer of PEI California since its formation in January 2003 and as a member of its board of directors since March 2004. Prior to his association with PEI California, Mr. Koehler was the co-founder and General Manager of Parallel Products, one of the first ethanol production facilities in California, which was sold to a public company in 1997. Mr. Koehler was also the sole manager and sole limited liability company member of Kinergy, which he founded in September 2000, and which is now one of our wholly-owned subsidiaries. Mr. Koehler has over 20 years of experience in the ethanol production, sales and marketing industry in the Western United States. Mr. Koehler is the Director of the California Renewable Fuels Partnership, a Director of the Renewable Fuels Association and is a nationally-recognized speaker on the production and marketing of renewable fuels. Mr. Koehler has a B.A. degree in Government from Pomona College.

John T. Miller has served as Chief Operating Officer since June 2006 and as our Acting Chief Financial Officer since December 2006. Mr. Miller was employed at Calpine Corporation beginning in 2001 and served as a Senior Vice President from 2002 to 2006. At Calpine, Mr. Miller held several roles including managing the build-out of power projects, overseeing human resources and safety programs and leading Calpine’s strategy to centralize its power plant and corporate activities. Prior to his tenure at Calpine, Mr. Miller served from 1998 to 2001 as Vice President of Thermo Ecotek, a subsidiary of Thermo Electron, and as President of Thermo Ecotek’s Power Resources Division. Mr. Miller directed Thermo Electron’s expansion of its independent power business in the United States, Germany and the Czech Republic. He also represented Thermo Electron in managing the sale of the Power Resources Division to AES Corporation. Mr. Miller also served from 1994 to 1998 as President and Chief Executive Officer of Pacific Generation Company, a subsidiary of PacifiCorp. Prior to that time, Mr. Miller served from 1990 to 1994 as Pacific Generation Company’s Vice President of Business Development and from 1987 to 1990 as its Vice President of Operations. In 1995, Mr. Miller completed Harvard University’s Managing Global Opportunities, an executive education program. Mr. Miller has a B.S. degree in Mechanical Engineering from Oregon State University and an M.B.A. degree from the University of Portland. Mr. Miller served in the United States Navy from 1967 to 1971 as a Communications Technician.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006. Mr. Wright has over twenty-four years of experience as a lawyer, including over eighteen years as a partner in national or major regional law firms. From April 2004 until he joined Pacific Ethanol in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings. Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-Charge of the Pacific Northwest office. Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies. He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances. Mr. Wright holds an A.B. in History from Yale College and a J.D. from the University of Chicago Law School.

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

Compensation Discussion and Analysis

Overview of Compensation Program

This section discusses the principal components of compensation paid to our named executive officers for 2006. During 2006, we did not have a formal compensation philosophy. However, in 2007, our Compensation Committee adopted a formal compensation philosophy, thereby commencing our transition toward a more comprehensive and structured compensation program. As a result, this section also provides qualitative information regarding the manner and context in which we anticipate that compensation will be awarded to and earned by our named executive officers during 2007.

Throughout this Proxy Statement, we refer to the individuals who served as our principal executive officer and principal financial officer during 2006, as well as the other individuals included in the “Summary Compensation Table” below as the “named executive officers.” However, when we refer to “named executive officers” in the information under the heading “2007 Compensation Philosophy and Objectives,” we mean all of the individuals included in the “Summary Compensation Table” below, other than our former Chief Financial Officer, and any executive officer of Pacific Ethanol who will be listed on the Summary Compensation Table for 2007.

Our Compensation Committee is responsible for establishing, implementing and administering our overall policies on compensation and the compensation to be provided to our executive officers. Beginning in 2007, our Compensation Committee also has the responsibility for monitoring adherence with our newly-implemented compensation philosophy and ensuring that the total compensation paid to our executive officers is fair, reasonable and competitive.

Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.

2006 Executive Compensation

For the year ended December 31, 2006, the principal components of compensation for our named executive officers were:

•	base salary;
•	equity incentive compensation; and
•	perquisites and other personal benefits.

During 2006, we did not have a formal compensation philosophy nor did we have a pre-established policy or target mix between long-term and currently paid out compensation or between cash and non-cash compensation. Base salary paid to each of the named executive officers was specified in the executive employment agreements we entered into with each named executive officer. The executive employment agreements with our Chief Executive Officer and our former Chief Financial Officer were entered into prior to 2006. The executive employment agreements with our Chief Operating Officer and our General Counsel were entered into during 2006.

In addition to base salary, we used equity incentive compensation in the form of restricted stock grants to reward past performance by our Chief Executive Officer. We also granted restricted stock to our Chief Operating Officer and our General Counsel for the purpose of attracting them to join Pacific Ethanol and to provide them with additional compensation in light of their relatively low initial base salaries as compared with similarly situated employees at comparable companies. All restricted stock grants provided for immediate vesting of 25% of the shares underlying the grants, with the remaining shares to vest over the next five years as a retention tool for the relevant service period. In determining the type of equity-based incentive compensation to provide to the named executive officers, the Compensation Committee compared the overall costs and benefits attributable to restricted stock grants and stock options and determined that, on balance, because restricted stock grants were less costly and provided a more immediate tangible benefit to participants, the Compensation Committee elected to grant restricted stock rather than stock options.

We did not have any program, plan or obligation that required us to grant equity incentive compensation on specified dates, except that the executive employment agreements that we entered into in June 2006 with John T. Miller, our Chief Operating Officer, and Christopher W. Wright, our General Counsel, required us to issue to each a specified amount of restricted stock. Because of a decline in the price of our common stock between the date each of those executive officers entered into an executive employment agreement with us and the date of the restricted stock grant, the Compensation Committee elected to grant to each of Messrs. Miller and Wright a greater number of shares of restricted stock than was required under the terms of their executive employment agreements in an effort to approximate what each would have received had the grants been made upon entry into the executive employment agreements. The number of shares of restricted stock granted to each of the named executive officers in 2006 is disclosed in the “Grants of Plan-Based Awards” table below. Information about outstanding equity incentive compensation awards held by our named executive officers and directors is contained in the “Outstanding Equity Awards at Fiscal Year-End” table below and in the “Director Compensation” table above.

During 2006, the Compensation Committee also considered granting discretionary cash bonuses to each named executive officer based on the personal performance of each named executive officer during 2006 in an amount up to 50% of each named executive officer’s base salary. Ultimately, the Compensation Committee elected not to pay discretionary cash bonuses to any of our named executive officers because we were not profitable in 2006. For 2006, we paid our Chief Executive Officer a bonus in the amount of $300,000 based upon the net free cash flow of Kinergy pursuant to the terms of his executive employment agreement.

During 2006, we also provided certain of the named executive officers with perquisites and other personal benefits that the Compensation Committee believed were reasonable. For example, we paid for the commuting, housing and other living expenses of our Chief Operating Officer and our General Counsel. In addition, the executive employment agreements with each of the named executive officers, except the agreement with our former Chief Financial Officer, provide for certain payments upon a change in control of Pacific Ethanol. Information regarding applicable payments under these agreements is provided under the heading “Calculation of Potential Payments upon Termination or Change in Control” below.

2007 Compensation Philosophy and Objectives

Our current compensation philosophy is based upon three central objectives:

•
To provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities of each executive;

•	To attract, retain and motivate qualified executives within this structure, and reward them for outstanding performance-to-objectives and business results; and

•
To structure our compensation policy so that the compensation of executive officers is dependent in part on the achievement of our current year business plan objectives and dependent in part on the long-term increase in our net worth and the resultant improvement in stockholder value, and to maintain an appropriate balance between short- and long-range performance objectives over time.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions. The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.

In furtherance of these objectives, our Compensation Committee has engaged Hewitt Associates LLC, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for the named executive officers and other executives. Hewitt Associates has provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to the named executive officers and when making decisions as to the recommendations being made by our management for other executives.

In making compensation decisions, our Compensation Committee compares each element of total compensation against market data obtained by Hewitt Associates. The sources of this data include proxy statements for publicly-traded companies within the ethanol industry and general industry published surveys that target companies with approximately $350 million in annual revenues. For 2007, the Compensation Committee generally expects to set total compensation for the named executive officers at the median of compensation paid to similarly situated executives of the companies comprising the market data provided to us by Hewitt Associates.

Although there is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation, the Compensation Committee expects that a significant percentage of total compensation for 2007 will be allocated to incentives as a result of our new compensation philosophy. The level and mix of incentive compensation will be determined by the Compensation Committee based on information provided by Hewitt Associates.

For 2007, we expect that the principal components of compensation for our named executive officers will be:

•	base salary;
•	discretionary cash bonuses;
•	equity incentive compensation; and
•	perquisites and other personal benefits.

We view the various components of compensation as related but distinct. Our Compensation Committee expects to review compensation information provided by Hewitt Associates and to consider factors such as internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance, to determine the appropriate level and mix of total compensation.

Base Salary

Base salary is targeted to recognize each executive officer’s unique value and historical contributions to our success in light of salary norms in our industry and the general marketplace and to compensate them for services expected to be rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data obtained by Hewitt Associates, with the goal of establishing base salary at the median base salary paid to similarly situated executives as reflected in the market data. The Compensation Committee expects to periodically review the base compensation of the Chief Executive Officer, and the base compensation of all other named executive officers with the Chief Executive Officer, to ensure that a competitive position is maintained.

Discretionary Cash Bonuses

The Compensation Committee expects to use discretionary cash bonuses to focus our management on achieving key company financial objectives, to motivate certain desired individual behaviors and goals and/or to reward substantial achievement of these company financial objectives and individual behaviors and goals.

We intend to use cash bonuses to reward performance achievements generally only as to years in which we are profitable. The Compensation Committee believes that as a growth company, we should reward achievement of both personal objectives and company financial objectives such as net sales, gallons of ethanol sold, net income and operating cash flows. Individual performance objectives of the named executive officers based on the participant’s accountability and impact on our overall operations will be determined by our Compensation Committee with target award opportunities that will be established as a percentage of base salary. The Compensation Committee expects to target the amount of any potential discretionary cash bonuses at the median level of cash bonuses paid to similarly situated executives as reflected in the market data provided by Hewitt Associates. To the extent that our financial performance is less than or greater than the median financial performance reflected in the market data, the Compensation Committee expects that discretionary cash bonuses will be less than or greater than the median level of cash bonuses paid to executives of our peer companies.

Our Compensation Committee has not determined whether it would attempt to recover bonuses paid based on our financial performance where our financial statements are restated in a downward direction sufficient to reduce the amount of bonus that should have been paid under applicable bonus criteria.

Equity Incentive Compensation

Our 2006 Stock Incentive Plan authorizes the issuance of up to 2,000,000 shares of our common stock pursuant to options, restricted stock, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards to our officers, directors or key employees or to consultants that do business with us. Our Compensation Committee has the authority to administer our 2006 Stock Incentive Plan with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2006 Stock Incentive Plan to all other eligible individuals. However, our Board may retain, reassume or exercise from time to time the power to administer our 2006 Stock Inventive Plan. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

We plan to use equity incentive compensation to encourage participants to focus on the long-term performance of Pacific Ethanol and to provide an opportunity for the named executive officers to increase their ownership stake in Pacific Ethanol through grants of our common stock that vest over time. The Compensation Committee also plans to continue to use equity compensation to attract qualified executive officers and to maintain competitive levels of total compensation.

Equity incentive compensation levels will be determined based upon our financial performance, the individual performance of the participant and market data provided to the Compensation Committee by Hewitt Associates. Although equity incentive compensation levels will vary among the participants based on their positions with Pacific Ethanol, the goal of the Compensation Committee is to provide for equity incentive grants in amounts equal to the median level of grants made to similarly situated executives as reflected in the market data. As is the case with discretionary cash bonuses, to the extent that our financial performance is less than or greater than the median financial performance reflected in the market data, the Compensation Committee expects that equity incentive compensation levels will be less than or greater than the median level of equity incentive compensation paid to executives of our peer companies.

Historically, we have neither made equity incentive grants in connection with the release or withholding of material non-public information nor have we made any grant at a predetermined time. However, in the future our Compensation Committee may establish a focal grant date at which equity-based incentive compensation would periodically be determined, most likely at times when cash compensation is being reviewed and the results of our operations for our latest completed fiscal period are publicly available. Historically, stock options granted to our directors and executive officers have generally had exercise prices at or above the fair market value of our common stock on the date of grant.

Perquisites and Other Personal Benefits

We expect to provide named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. For example, we expect to continue to pay for the commuting, housing and other living expenses of our Chief Operating Officer and our General Counsel for part of 2007. In addition, we have entered into executive employment agreements with our Chief Executive Officer, Chief Operating Officer and our General Counsel that provide for certain payments upon a change in control of Pacific Ethanol. Information regarding applicable payments under these agreements is provided under the heading “Calculation of Potential Payments upon Termination or Change in Control” below. The Compensation Committee expects to periodically review the levels of perquisites and other personal benefits provided to our named executive officers.

Accounting and Tax Treatment

We account for equity compensation paid to our employees under the rules of SFAS No. 123R, which requires us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expenses will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them.

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We currently intend that all cash compensation paid will be tax deductible by us. However, with respect to equity compensation awards, while any gain recognized by employees from nonqualified options should be deductible, to the extent that an option constitutes an incentive stock option, gain recognized by the optionee will not be deductible if there is a disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the Securities and Exchange Commission. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act or under the Exchange Act that might incorporate future filings made by us under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by us under those statutes.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management, and based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Proxy Statement for the 2007 Annual Meeting of stockholders and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2006.

        Respectfully submitted,
        Compensation Committee
        Robert P. Thomas
        Terry L. Stone
        John L. Prince

Summary Compensation Table

The following table sets forth summary information concerning the compensation of our principal executive officer, our chief operating officer, who also served as our acting principal financial officer as of December 31, 2006, our vice president, general counsel and secretary, and our former principal financial officer (collectively, the “named executive officers”), for all services rendered in all capacities to us for the year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compen-sation ($)(3)		Total ($)
Neil M. Koehler Chief Executive Officer and President	2006	$200,000	$	―	$349,917	$	―	$300,000(4)	$	―	$849,917
John T. Miller Chief Operating Officer and Acting Chief Financial Officer	2006	88,349		―	262,437		―	―		―	350,786
Christopher W. Wright Vice President, General Counsel and Secretary	2006	88,349		―	262,437		―	―		13,995(5)	364,781
William G. Langley Former Chief Financial Officer	2006	177,885		―	―		611,697	―		37,372(6)	826,954
_______________
(1)
The amounts shown are the compensation costs recognized in our financial statements for 2006 related to shares of common stock awarded to certain named executive officers in 2006 in accordance with the provisions of SFAS No. 123R. The fair values of the shares of common stock were calculated based on the fair market value of our common stock on the respective grant dates. The shares of common stock were issued under our 2006 Stock Incentive Plan. Information regarding the vesting schedules for Messrs. Koehler, Miller and Wright is included in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table below.

(2)
The amounts shown are the compensation costs recognized in our financial statements for 2006 related to grants of stock options to certain named executive officers in 2006 and prior years, to the extent we recognized compensation cost in 2006 for such awards in accordance with the provisions of SFAS No. 123R. For a discussion of valuation assumptions used in the SFAS No. 123R calculations, see Note 14 of Notes to Consolidated Financial Statements included in Part IV, Item 15 of our 2006 Form 10-K. The options were issued under our 2004 Stock Option Plan. Information regarding the vesting schedule for Mr. Langley is included in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table below. Mr. Langley vested as to an additional 42,500 shares on December 15, 2006, the effective date of our Consulting Agreement with Mr. Langley. See “Executive Employment Agreements—William G. Langley” below.

(3)	The value of perquisites and other personal benefits was less than $10,000 in aggregate for each executive other than Messrs. Wright and Langley.
(4)	Represents compensation under Mr. Koehler’s Executive Employment Agreement based on the net free cash flow of Kinergy. See “Executive Employment Agreements—Neil M. Koehler” below.
(5)
Amount represents perquisites or personal benefits relating to payment of or reimbursement for commuting expenses from Mr. Wright’s home to our corporate office locations in Fresno and Sacramento, California, and housing and other living expenses.

(6)
Includes $22,757 in perquisites or personal benefits relating to payment of or reimbursement for commuting expenses from Mr. Langley’s home to our corporate office locations in Fresno and Sacramento, California, and housing and other living expenses. Also includes $7,115 of vacation accrual that was paid out to Mr. Langley in connection with his retirement as our Chief Financial Officer on December 15, 2006 and includes $7,500 in consulting fees earned from December 15, 2006 through December 31, 2006 in connection with our consulting arrangement with Mr. Langley. Mr. Langley entered into a Separation and Consulting Agreement with us in connection with his retirement in December 2006. See “Executive Employment Agreements—William G. Langley” below.

Executive Employment Agreements

Neil M. Koehler

The Executive Employment Agreement with Neil M. Koehler dated March 23, 2005 provides for a three-year term and automatic one-year renewals thereafter, unless either Mr. Koehler or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Koehler is to receive a base salary of $200,000 per year and is entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria established by the Board on an annual basis and an additional cash bonus not to exceed 50% of the net free cash flow of Kinergy (defined as revenues of Kinergy, less his salary and performance bonus, less capital expenditures and all expenses incurred specific to Kinergy), subject to a maximum of $300,000 in any given year; provided, that such bonus will be reduced by ten percentage points each year, such that 2009 will be the final year of such bonus at 10% of net free cash flow.

We are also required to provide an office and administrative support to Mr. Koehler and certain benefits, including medical insurance, three weeks of paid vacation per year and participation in benefit plans on the same basis and to the same extent as other executives or employees. Mr. Koehler is also entitled to reimbursement for all reasonable business expenses incurred in promoting or on behalf of the business of Pacific Ethanol, including expenditures for entertainment, gifts and travel.

In the event that Mr. Koehler is terminated by the company without cause, except upon our timely written notice prior to automatic renewal at the end of the initial term of his agreement or upon his death or disability, or in the event that Mr. Koehler voluntarily resigns for good reason, he is entitled to receive severance equal to six months of base salary. Also, in such event, Mr. Koehler is entitled to a prorated inventive bonus, if any, for the fiscal year during which termination occurs, and we are required to maintain, at our expense, in full force and effect, for Mr. Koehler’s continued benefit, all medical and life insurance to which Mr. Koehler was entitled immediately prior to the date of termination (or at the election of Mr. Koehler in the event of a change in control, immediately prior to the date of the change in control) until the earliest of (i) 12 months or (ii) the date or dates that Mr. Koehler’s continued participation in our medical and/or life insurance plans, as applicable, is not possible under the terms of the plans (the earliest of (i) and (ii) is referred to herein as the “Benefits Date”). If our medical and/or life insurance plans do not allow Mr. Koehler’s continued participation in the plan or plans, then we will pay to Mr. Koehler, in monthly installments, from the date on which Mr. Koehler’s participation in the medical and/or life insurance, as applicable, is prohibited until the Benefits Date, the monthly premium or premiums which had been payable by us with respect to Mr. Koehler for the discontinued medical and/or life insurance, as applicable. In addition, if Mr. Koehler is terminated other than for cause or terminates for good reason following, or within the 90 days preceding, any change in control, in lieu of further salary payments to Mr. Koehler, we may elect to pay a lump sum severance payment equal to the amount of his annual base salary.

The term “for good reason” is defined in the Executive Employment Agreement as (i) a general assignment by us for the benefit of creditors or filing by us of a voluntary bankruptcy petition or the filing against us of any involuntary bankruptcy which remains un-dismissed for 30 days or more or if a trustee, receiver or liquidator is appointed, (ii) any material changes in Mr. Koehler’s titles, duties or responsibilities without his express written consent, or (iii) Mr. Koehler is not paid the compensation and benefits required under the Executive Employment Agreement.

The term “for cause” is defined as (i) any intentional misapplication by Mr. Koehler of Pacific Ethanol funds or other material assets, or any other act of dishonesty injurious to Pacific Ethanol committed by Mr. Koehler, (ii) Mr. Koehler’s conviction of (a) a felony, or (b) a crime involving moral turpitude, (iii) Mr. Koehler’s use or possession of any controlled substance or chronic abuse of alcoholic beverages, which use or possession our Board reasonably determines renders Mr. Koehler unfit to serve in his capacity as a senior executive of Pacific Ethanol, or (iv) Mr. Koehler’s breach, nonperformance or nonobservance of any of the terms of his Executive Employment Agreement with us, including but not limited to his failure to adequately perform his duties or comply with the reasonable directions of our Board. However, we may not terminate Mr. Koehler unless our Board first provides him with a written memorandum describing in detail how his performance is not satisfactory and Mr. Koehler is given a reasonable period of time, but not less than 30 days, to remedy the unsatisfactory performance described in that memorandum. A determination of whether Mr. Koehler has satisfactorily remedied the unsatisfactory performance shall be promptly made by a majority of the disinterested directors of our Board, or our entire Board, but not including Mr. Koehler, if there are no disinterested directors, at the end of the period provided to Mr. Koehler for remedy, and our Board’s determination shall be final.

A “change in control” of Pacific Ethanol will be deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities of Pacific Ethanol representing 51% or more of the combined voting power of Pacific Ethanol, (ii) there is a merger (other than a reincorporation merger) or consolidation in which Pacific Ethanol does not survive as an independent company, or (iii) the business of Pacific Ethanol is disposed of pursuant to a sale of assets.

William G. Langley

Effective December 15, 2006, William G. Langley retired from all positions with Pacific Ethanol and all of its direct and indirect subsidiaries, including as Chief Financial Officer of Pacific Ethanol. Mr. Langley’s Executive Employment Agreement was terminated on that date.

The Executive Employment Agreement with Mr. Langley dated August 10, 2005 provided for a four-year term and automatic one-year renewals thereafter, unless either Mr. Langley or Pacific Ethanol provided written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Langley received a base salary of $185,000 per year and was entitled to receive a cash bonus not to exceed 50% of his base salary to be paid based upon performance criteria set by the Board on an annual basis. All other terms and conditions of Mr. Langley’s Executive Employment Agreement were substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Langley was not entitled to any bonus based on the net free cash flow of Kinergy and was entitled to reimbursement of his costs associated with his relocation to Fresno, California.

In connection with Mr. Langley’s retirement, Pacific Ethanol and Mr. Langley entered into a Separation and Consulting Agreement, or Consulting Agreement, dated December 14, 2006. The Consulting Agreement provides for a consulting period from December 16, 2006 through August 15, 2007, during which Mr. Langley is to provide consulting services to us. Mr. Langley is to provide consulting services for up to 80 hours per month for the first three months during the consulting period and is to provide consulting services for up to 40 hours per month for the remainder of the consulting period. Mr. Langley is to receive consulting fees in the amount of $15,000 per month. Mr. Langley is also to be reimbursed for his health insurance expenses during the consulting period. Mr. Langley is also to be reimbursed for certain other specified or pre-approved expenses incurred in connection with the performance of his duties under the Consulting Agreement. In addition, Mr. Langley agreed to not work for our competitors during the consulting period and provided a general release of all claims against us.

Under the Consulting Agreement, Mr. Langley’s outstanding stock options remained vested and exercisable as to 85,000 shares, which was the vested and exercisable portion at that time. In addition, Mr. Langley’s outstanding stock option was accelerated and became fully vested and exercisable as to 42,500 shares on December 15, 2006, and, provided Mr. Langley complies with his obligations under the Consulting Agreement, the option shall be fully vested and exercisable as to an additional 42,500 shares on August 15, 2007, the last day of the consulting period. The stock option as to all such fully vested and exercisable shares, other than those vested on August 15, 2007, will be exercisable through the end of the consulting period and for a period of three months thereafter. The stock option as to the shares that may vest on August 15, 2007 will be exercisable from the date of vesting through December 31, 2007. The stock option terminated as to all other shares on December 15, 2006.

John T. Miller

The Executive Employment Agreement with John T. Miller dated June 26, 2006 provides for a one-year term and automatic one-year renewals thereafter, unless either Mr. Miller or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Miller is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Miller’s Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Miller is not entitled to any bonus based on the net free cash flow of Kinergy and is entitled to reimbursement of his costs associated with his relocation to the city where Pacific Ethanol’s corporate headquarters are located.

Christopher W. Wright

The Executive Employment Agreement with Christopher W. Wright dated June 26, 2006 provides for a four-year term and automatic one-year renewals thereafter, unless either Mr. Wright or Pacific Ethanol provides written notice to the other at least 90 days prior to the expiration of the then-current term. Mr. Wright is to receive a base salary of $185,000 per year. All other terms and conditions of Mr. Wright’s Executive Employment Agreement are substantially the same as those contained in Mr. Koehler’s Executive Employment Agreement, except that Mr. Wright is not entitled to any bonus based on the net free cash flow of Kinergy and is entitled to reimbursement of his costs associated with his relocation to the city where Pacific Ethanol’s corporate headquarters are located.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our named executive officers during the year ended December 31, 2006. As of the end of 2006, none of the named executive officers held any performance-based equity or non-equity incentive awards.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards($)(2)
Neil M. Koehler	October 4, 2006	93,600	$1,222,416
John T. Miller	October 4, 2006	70,200	916,812
Christopher W. Wright	October 4, 2006	70,200	916,812
William G. Langley	―	―	―
__________
(1)
The stock awards reported in the above table represent shares of stock granted under our 2006 Stock Incentive Plan. Mr. Koehler's grant vested immediately as to 23,400 shares and vests as to 14,040 shares on each of the next five anniversaries of the grant date. Messrs. Miller's and Wright's grants each vested immediately as to 17,550 shares and each vests as to 10,530 shares on each of the next five anniversaries of the grant date.

(2)
The dollar value of grants of common stock shown represents the grant date fair value calculated based on the fair market value of our common stock on the grant date. The actual value that an executive will realize on the award will depend on the price per share of our common stock at the time shares are sold. There is no assurance that the actual value realized by an executive will be at or near the grant date fair value of the shares awarded.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2006.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Neil M. Koehler	―	―	$ ―	―	70,200	$1,080,378
John T. Miller	―	―	―	―	52,650	810,284
Christopher W. Wright	―	―	―	―	52,650	810,284
William G. Langley	127,500(3)	42,500(3)	8.03	(3)	―	―
___________________
(1)
The stock awards reported in the above table represent shares of stock granted under our 2006 Stock Incentive Plan on October 4, 2006. Mr. Koehler's grant vests as to 14,040 shares on each of the next five anniversaries of the grant date. Messrs. Miller's and Wright's grants each vests as to 10,530 shares on each of the next five anniversaries of the grant date.

(2)	Represents the fair market value per share of our common stock on December 31, 2006, which was $15.39, multiplied by the number of shares that had not vested as of December 31, 2006.
(3)
The option is vested and exercisable as to 127,500 shares and will expire as to such shares on November 15, 2007. The option is unvested and unexercisable as to an additional 42,500 shares, will vest as to such shares on August 15, 2007 and will expire as to such shares on December 31, 2007. See “Executive Employment Agreements—William G. Langley” above.

Option Exercises and Stock Vested

The following table summarizes the option exercises and vesting of stock awards for each of our named executive officers for the year ended December 31, 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Neil M. Koehler	―	$ ―	23,400	$ 305,604
John T. Miller	―	―	17,550	229,203
Christopher W. Wright	―	―	17,550	229,203
William G. Langley	85,000	1,859,050	―	―
___________________
(1)	Based on the difference between the market price of a share of our common stock on the dates of exercise and the exercise price per share so exercised.
(2)
Amounts for Messrs. Miller and Wright include 6,235 shares each that were withheld by us to satisfy minimum employment withholding taxes. Accordingly, Messrs. Miller and Wright each received a net amount of 11,315 shares. Mr. Koehler paid his minimum employment withholding taxes to us in cash.

(3)
Represents the closing price of a share of our common stock on the date of vesting multiplied by the number of shares that vested on such date, including any shares that were withheld by us to satisfy minimum employment withholding taxes.

Potential Payments upon Termination or Change in Control

Executive Employment Agreements. We have entered into agreements with our named executive officers that provide certain benefits upon the termination of their employment under certain prescribed circumstances. Those agreements are described above under “Executive Employment Agreements.”

2006 Stock Incentive Plan. Under our 2006 Stock Incentive Plan, if a change in control occurs, each outstanding equity award under the discretionary grant program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the discretionary grant and stock issuance programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the stock issuance program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms. Immediately following a change in control, all outstanding awards under the discretionary grant program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the discretionary grant and stock issuance programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control under our 2006 Stock Incentive Plan will be deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as that term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of the combined voting power of Pacific Ethanol, (ii) there is a merger, consolidation, or other business combination transaction of us with or into an other corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of Pacific Ethanol (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

2004 Stock Option Plan. Under our 2004 Stock Option Plan and in accordance with our stock option agreement with William G. Langley, to the extent then-unvested, Mr. Langley’s option will fully vest and become exercisable immediately prior to a change of control.

A change in control under our stock option agreement with Mr. Langley will be deemed to have occurred if, in a single transaction or series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than a trustee or fiduciary holding securities under an employment benefit program is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of our securities representing 51% or more of our combined voting power, (ii) there is a merger (other than a reincorporation merger) or consolidation in which we do not survive as an independent company, or (iii) our business is disposed of pursuant to a sale of assets.

Calculation of Potential Payments upon Termination or Change in Control

In accordance with the rules of the Securities and Exchange Commission, the following table presents our estimate of the benefits payable to the named executive officers under our 2006 Stock Incentive Plan and their executive employment agreements assuming that (i) for Messrs. Koehler, Miller and Wright (A) a change in control occurred on December 29, 2006, the last business day of 2006 and none of their equity awards were assumed by the successor corporation or replaced with a cash retention program, (B) a qualifying termination occurred on December 29, 2006, which is a termination by the executive for “good reason” or by us without “cause,” or (C) a non-qualifying termination occurred on December 29, 2006, which is a voluntary termination by the executive for other than “good reason,” by us for “cause,” by us prior to renewal as provided in the executive employment agreements or by us upon the executive’s death or disability; and (ii) for Mr. Langley, (A) a change in control occurred on December 29, 2006 and his equity awards were not assumed by the successor corporation or replaced with a cash retention program. See “Executive Employment Agreements” above for definitions of “good reason” and for “cause” terminations and the discussion of our Consulting Agreement with Mr. Langley entered into upon his termination of employment effective December 15, 2006.
Name	Trigger	Salary and Bonus(1)		Continuation of Benefits(2)		Value of Option Acceleration(3)		Value of Stock Acceleration(3)	Total Value(4)

Neil M. Koehler	Change in Control	$	―	$	―	$	―	$1,080,378	$1,080,378
	Qualifying Termination		100,000		15,863		―	―
	Non-Qualifying Termination		―		―		―	―	―

John T. Miller	Change in Control		―		―		―	810,284	810,284
	Qualifying Termination		92,500		11,613		―	―
	Non-Qualifying Termination		―		―		―	―	―

Christopher W. Wright	Change in Control		―		―		―	810,284	810,284
	Qualifying Termination		92,500		15,669		―	―
	Non-Qualifying Termination		―		―		―	―	―

William G. Langley	Change in Control		―		―		312,800	―	312,800
__________
(1)	Represents six months additional salary based on the executive’s salary in 2006.
(2)	Represents the aggregate value of the continuation of certain employee health benefits for up to one year after the date of termination.
(3)
Represents the aggregate value of the accelerated vesting of the executive officer’s unvested stock options and restricted stock grants. The amounts shown as the value of the accelerated stock options and restricted stock grants in connection with a change in control without a qualifying termination are based solely on the intrinsic value of the options and restricted stock grants as of December 29, 2006. For options, this was calculated by multiplying (a) the difference between the fair market value of our common stock on December 29, 2006, which was $15.39, and the applicable exercise price by (b) the assumed number of option shares vesting on an accelerated basis on December 29, 2006. For restricted stock grants, this was calculated by multiplying (i) the fair market value of our common stock on December 29, 2006 by (ii) the assumed number of shares vesting on an accelerated basis on December 29, 2006.

(4)	Excludes the value to the executive of the continuing right to indemnification and continuing coverage under our directors’ and officers’ liability insurance, if applicable.

Compensation Committee Interlocks and Insider Participation

No member of our Board has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all Board members or an applicable committee. Under the policies and procedures, the Board is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure pursuant to Item 404(a) of Regulation S-K or approval of the Board or an independent committee of the Board pursuant to applicable NASDAQ rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Pacific Ethanol and our stockholders.
Other than as described below or elsewhere in this proxy statement, since January 1, 2006 there has not been a transaction or series of related transactions to which Pacific Ethanol was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. None of the below transactions, except for our sale of our Series A Preferred Stock to Cascade Investment, L.L.C., were separately approved by our Board as they occurred prior to our adoption of our policies and procedures for approval of related party transactions.

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above under the headings “Compensation of Directors,” “Director Compensation Table,” “Indemnification of Directors and Officers,” and “Executive Compensation and Related Information.” We have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Paul P. Koehler

Paul P. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our Directors, is employed by us as Vice President of Business Development, at an annual salary of $175,000. Paul P. Koehler’s annual salary for 2006 was $150,000. The general terms and conditions of Paul P. Koehler’s Employment Agreement, which was entered into as of June 23, 2005, are substantially the same as those contained in Neil M. Koehler’s Executive Employment Agreement, except that Paul P. Koehler is not entitled to any bonus based on the net free cash flow of Kinergy. See “Executive Employment Agreements—Neil M. Koehler” above.

On October 4, 2006, we granted to Paul P. Koehler an aggregate of 64,350 shares of our common stock having an aggregate value of $840,411 based on the closing market price of $13.06 for a share of our common stock on that date. The common stock vested immediately as to 20,475 shares and will vest as to an additional 8,775 shares on each of the next five anniversaries of the grant date starting on October 4, 2007. As a condition to subsequent vesting of the shares, Paul P. Koehler must remain continuously employed by us on a full time basis from the grant date through each subsequent vesting date.

Thomas D. Koehler

Thomas D. Koehler, a brother of Neil M. Koehler, who is our President and Chief Executive Officer and one of our Directors, is employed by us as Vice President, Public Policy and Markets, at an annual salary of $175,000. Thomas D. Koehler’s annual salary for 2006 was $150,000. The general terms and conditions of Thomas D. Koehler’s Employment Agreement, which was entered into as of March 23, 2005, are substantially the same as those contained in Neil M. Koehler’s Executive Employment Agreement, except that Thomas D. Koehler is not entitled to any bonus based on the net free cash flow of Kinergy. See “Executive Employment Agreements—Neil M. Koehler” above.

On October 4, 2006, we granted to Thomas D. Koehler an aggregate of 58,500 shares of our common stock having an aggregate value of $764,010 based on the closing market price of $13.06 for a share of our common stock on that date. The common stock vested immediately as to 14,625 shares and will vest as to an additional 8,775 shares on each of the next five anniversaries of the grant date starting on October 4, 2007. As a condition to subsequent vesting of the shares, Thomas D. Koehler must remain continuously employed by us on a full time basis from the grant date through each subsequent vesting date.

Southern Counties Oil Co. - Frank P. Greinke

On August 10, 2005, we entered into a six-month sales contract with Southern Counties Oil Co., an entity owned by Frank P. Greinke, one of our former directors who resigned that position in October 2006. The contract period was from October 1, 2005 through March 31, 2006 for 5,544,000 gallons of fuel grade ethanol to be delivered ratably at approximately 924,000 gallons per month at varying prices based on delivery destinations in Arizona, Nevada and California. On January 14, 2006, we entered into another six-month sales contract with Southern Counties Oil Co. The contract period was from April 1, 2006 through September 30, 2006 for 2,100,000 gallons of fuel-grade ethanol to be delivered ratably at approximately 350,000 gallons per month at varying prices based on delivery destinations in California. On June 13, 2006, we entered into an additional six-month sales contract with Southern Counties Oil Co. The contract period was from October 1, 2006 through March 31, 2007 for 6,300,000 gallons of fuel-grade ethanol to be delivered ratably at approximately 1,050,000 gallons per month at varying prices based on delivery destinations in California, Nevada, and Arizona.

During the year ended December 31, 2006, our sales to Southern Counties Oil Co. totaled $16,985,000 and accounts receivable from Southern Counties Oil Co. at December 31, 2006 totaled $1,188,000.

Front Range Energy, LLC - Daniel A. Sanders

On October 17, 2006, we acquired approximately 42% of the outstanding membership interests of Front Range Energy, LLC, which owns and operates an ethanol production facility located in Windsor, Colorado. Daniel A. Sanders, one of our Directors, is the majority owner of Front Range Energy, LLC.

On August 9, 2006, Kinergy entered into an Amended and Restated Ethanol Purchase and Sale Agreement dated as of August 9, 2006 with Front Range Energy, LLC. The agreement amended an underlying agreement first signed on August 31, 2005. The agreement is effective for three years with automatic renewals for additional one-year periods thereafter unless a party to the agreement delivers written notice of termination at least 60 days prior to the end of the original or renewal term. Under the agreement, Kinergy is to provide denatured fuel ethanol marketing services for Front Range Energy, LLC. Kinergy is to have the exclusive right to market and sell all of the ethanol from the ethanol production facility owned by Front Range Energy, LLC, an estimated 40 million gallons per year. Pursuant to the terms of the agreement, the purchase price of the ethanol may be negotiated from time to time between Kinergy and Front Range Energy, LLC without regard to the price at which Kinergy will re-sell the ethanol to its customers. Alternatively, Kinergy may pay to Front Range Energy, LLC the gross payments received by Kinergy from third parties for forward sales of ethanol, referred to as the purchase price, less certain transaction costs and fees. From the purchase price, Kinergy may deduct all reasonable out-of-pocket and documented costs and expenses incurred by or on behalf of Kinergy in connection with the marketing of ethanol pursuant to the agreement, including truck, rail and terminal costs for the transportation and storage of the facility’s ethanol to third parties and reasonable, documented out-of-pocket expenses incurred in connection with the negotiation and documentation of sales agreements between Kinergy and third parties, collectively referred to as the transaction costs. From the purchase price, Kinergy may also deduct and retain the product of 1.0% multiplied by the difference between the purchase price and the transaction costs. In addition, Kinergy is to split the profit from any logistical arbitrage associated with ethanol supplied by Front Range Energy, LLC.

From October 17, 2006 through December 31, 2006, the period in 2006 during which Mr. Sanders was a member of our Board and a related party, purchases by us from Front Range Energy, LLC totaled $19,531,035. Accounts receivable from Front Range Energy, LLC totaled $344,226 at December 31, 2006. Accounts payable to Front Range Energy, LLC totaled $1,566,374 at December 31, 2006.

Cascade Investment, L.L.C.

On April 13, 2006, we issued to Cascade Investment, L.L.C., who at that time became a beneficial owner of more than 5% of our common stock, 5,250,000 shares of our Series A Preferred Stock at a price of $16.00 per share, for an aggregate purchase price of $84.0 million. For the year ended December 31, 2006, we paid an aggregate of $2,998,000 in cash dividends to Cascade Investment, L.L.C. in respect of our Series A Preferred Stock.

OTHER INFORMATION

Stockholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than 120 calendar days in advance of the one-year anniversary of the date of this Proxy Statement in order to be considered for inclusion in our proxy materials relating to the next annual meeting. Such proposals shall be addressed to our corporate Secretary at our corporate headquarters and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Proposals by stockholders that are not intended for inclusion in our proxy materials may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, a stockholder’s notice regarding a proposal not intended for inclusion in our proxy materials must be delivered to our secretary at our corporate headquarters not later than:

•
In the case of an annual meeting, the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting of stockholders. However, if the date of the meeting has changed more than 30 days from the date of the prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year’s meeting. For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce.

•	In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, Proxy Statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The NASDAQ Global Market under the symbol “PEIX.”

Annual Report

A copy of our Annual Report for the year ended December 31, 2006 accompanies this Proxy Statement. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials.

Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2006 will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Pacific Ethanol, Inc., 400 Capitol Mall, Suite 2060, Sacramento, California 95814, Attention: Investor Relations, telephone (916) 403-2123. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

PROXY FOR 2007 ANNUAL MEETING OF STOCKHOLDERS

PACIFIC ETHANOL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Pacific Ethanol, Inc. (the “Company”) hereby constitutes and appoints Neil M. Koehler, with the power to appoint his substitute, as attorney and proxy to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2007 Annual Meeting of stockholders of the Company to be held at 8:30 a.m., local time, on June 21, 2007 at the Sheraton Grand Sacramento, 1230 J Street, Sacramento, California 95814, and at any adjournment or adjournments thereof, upon the below proposals. The Company’s Board of Directors recommends a vote “FOR” each of the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified, as follows:

☐ FOR all nominees listed below, except	☐ WITHHOLD AUTHORITY to
as marked to the contrary below	vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list provided below.)

William L. Jones
Neil M. Koehler
Terry L. Stone
John L. Prince
Douglas L. Kieta
Robert P. Thomas
Daniel A. Sanders

2.	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007.

☐ FOR approval	☐ AGAINST approval	☐ ABSTAIN

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

1

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS INDICATED AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER BUSINESS. ALL OTHER PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED IN CONNECTION WITH THE ACTIONS PROPOSED ON THIS PROXY CARD ARE HEREBY EXPRESSLY REVOKED. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY ISSUANCE OF A SUBSEQUENT PROXY OR BY VOTING IN PERSON AT THE ANNUAL MEETING.

Please mark, date, sign and return this proxy promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:

(Signature of Stockholder(s))

(Print Name(s) Here)

☐ PLEASE CHECK IF YOU ARE PLANNING
TO ATTEND THE ANNUAL MEETING.

2

APPENDIX A

Title:	AUDIT COMMITTEE CHARTER

Policy:	This charter defines the membership and responsibilities of the Audit Committee of the Board of Directors of Pacific Ethanol.

Purpose:
The primary function of the Audit Committee of the Board of Directors of Pacific Ethanol, Inc is to, 1) assist the Board in fulfilling its responsibilities by reviewing the financial reports provided by the Company to the Securities and Exchange Commission, the Company’s shareholders or to the general public, and by reviewing the Company’s internal financial and accounting controls; 2) oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by the Company; 3) recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations; and 4) monitor the implementation and effectiveness of PEI-II-030 Code of Ethics and the compliance programs under the Code of Ethics policy.

Procedures:

1.0          Committee Membership

The Audit Committee shall be comprised of a minimum of three or more Directors as appointed by the Board of Directors, who shall meet the independence, audit committee composition requirements promulgated by the Securities and Exchange Commission, the NASDAQ National Market, any exchange upon which securities of the Company are traded or any governmental or regulatory body exercising authority over the Company. In addition, each member of the Audit Committee shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee.

At the time of his or her appointment to the Audit Committee, each member of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, cash flow statement and income statement. At least one member of the Audit Committee shall have employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Further, at least one member of the Audit Committee shall qualify as an “audit committee financial expert” as such term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

The members of the Audit Committee shall be elected by the Board of Directors at the meeting of the Board of Directors following each annual meeting of stockholders and shall serve until their successors shall be duly elected and qualified or until their earlier resignation or removal. Unless a Chair is elected by the full Board of Directors, the members of the Audit Committee may designate a Chair by majority vote of the full Committee membership.

2.0          Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of Pacific Ethanol or their outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee.

3.0          Authority and Responsibilities

To fulfill its responsibilities and duties, the Audit Committee shall carry out the following specific activities:

3.1          Document Review

•	Review and reassess the adequacy of this Charter periodically as conditions dictate, but at least annually, and recommend any proposed changes to the Board of Directors for approval.

•
Review with representatives of management and representatives of the independent accounting firm Pacific Ethanol’s audited annual financial statements prior to their filing as part of the Annual Report on Form 10-KSB. After such review and discussion, the Audit Committee shall recommend to the Board of Directors whether such audited financial statements should be published in the Company’s Annual Report on Form 10-KSB. The Audit Committee shall also review the Company’s quarterly financial statements prior to their inclusion in Pacific Ethanol’s quarterly Securities and Exchange Commission filings on Form 10-QSB.

•	Take steps designed to insure that the independent accounting firm reviews Pacific Ethanol’s interim financial statements prior to their inclusion in the Company’s quarterly reports on Form 10-QSB.

•
Review and discuss with management and the independent accountants any material financial or non-financial arrangements of Pacific Ethanol that do not appear on the financial statements of the Company.

3.2          Independent Accounting Firm

•
The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any independent accounting firm engaged by Pacific Ethanol for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have the ultimate authority and responsibility to appoint, evaluate and, when warranted, replace such independent accounting firm (or to recommend such replacement for shareholder ratification in any proxy statement).

•	Resolve any disagreements between management and the independent accounting firm as to financial reporting matters.

•
Instruct the independent accounting firm that it should report directly to the Audit Committee on matters pertaining to the work performed during its engagement and on matters required by applicable regulatory body rules and regulations.

•
On an annual basis, receive from the independent accounting firm a formal written statement identifying all relationships between the independent accounting firm and Pacific Ethanol consistent with Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the independent accounting firm as to any disclosed relationships or services that may impact its independence. The Audit Committee shall take appropriate action to oversee the independence of the independent accounting firm.

•	On an annual basis, discuss with representatives of the independent accounting firm the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented.

•	Meet with the independent accounting firm prior to the audit to review the planning and staffing of the audit and consider whether or not to approve the auditing services proposed to be provided.

•
Evaluate the performance of the independent accounting firm and consider the discharge of the independent accounting firm when circumstances warrant. The independent accounting firm shall be ultimately accountable to the Board of Directors and the Audit Committee.

•
Consider in advance whether or not to approve any non-audit services to be performed by the independent accounting firm required to be approved by the Audit Committee pursuant to the rules and regulations of any applicable regulatory body.

•	The Audit Committee shall have the authority to oversee and determine the compensation of any independent accounting firm engaged by the Company.

•
Ensure the rotation of the audit partners as required by Section 10A(j) of the Securities Exchange Act of 1934, as amended, and consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

•	Recommend to the Board of Directors policies for the Company’s hiring of employees or former employees of the independent auditor consistent with Section 10A(l) of the Securities Exchange Act of 1934.

•
At least annually, obtain written confirmation from the independent accountants that, in the independent accountants’ professional judgment, the independent accountants are “independent” of the Company within the meaning of the federal securities laws.

•	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

3.3          Financial Reporting Processes

•	In consultation with the independent accounting firm and management, review annually the adequacy of the Company’s internal financial and accounting controls.

•
Review disclosures made to the Audit Committee by Pacific Ethanol’s Chief Executive Officer and Chief Financial Officer in connection with their certifications of the Company’s reports on Form 10-KSB and Form 10-QSB, including disclosures concerning; 1) evaluations of the design and operation of the Company’s internal financial and accounting controls; 2) any significant deficiencies discovered in the design and operation of the Company’s internal controls which could adversely affect the Company's ability to record, process, summarize, and report financial data; and 3) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Audit Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosures indicate the finding of any significant deficiencies in internal controls or fraud.

•
Regularly review Pacific Ethanol’s critical accounting policies and accounting estimates resulting from the application of these policies and inquire at least annually of both the Company’s internal auditors and the independent accounting firm as to whether either has any concerns relative to the quality or aggressiveness of management’s accounting policies.

•	Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

•	Consider and approve, if appropriate, major changes to Pacific Ethanol’s auditing and accounting principles and practices as suggested by the independent accountants or management.

•
Establish regular and separate reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•
Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review and resolve any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

•	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

•	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•
Prepare, in accordance with the rules of the Securities and Exchange Commission as modified or supplemented from time to time, a written report of the audit committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

•
To the extent required by any regulatory body, instruct the Company’s management to disclose in its Form 10-KSB and Form 10-QSB’s the approval by the Audit Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

3.4          Oversight of Pacific Ethanol’s Internal Audit Function

•	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

•	Review the significant reports to management prepared by the internal auditing department and management’s responses.

3.5          Compliance Oversight Responsibilities

•	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934 has not been implicated.

•
Obtain reports from management and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

•
To the extent deemed necessary by the Committee, it shall have the authority to engage outside counsel, independent accounting consultants and/or other experts at the Company’s expense to review any matter under its responsibility.

•	Review and approve in advance any proposed related party transactions.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

•
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding Pacific Ethanol’s financial statements or accounting policies.

3.6          Employee Complaint Procedure (Whistle Blower Policy)

•
Establish procedures for the receipt, retention and treatment of complaints received by Pacific Ethanol regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

For additional definitions and activities, refer to PEI-II-040 Whistle Blower.

3.7          Ethics Responsibilities

•
Periodically but not less than annually review the Pacific Ethanol Code of Ethics including Insider Trading and Conflict of Interest Policies. Determine their continuing relevance to the Pacific Ethanol business environment. Recommend changes to the full Board of Directors if warranted.

4.0          Reporting

The following reports as required by the SEC will be prepared and published pursuant to the Securities Acts requirements:

•
Prepare, in accordance with the rules of the SEC as modified or supplemented from time to time, a written report of the audit committee to be included in the Company’s annual proxy statement for each annual meeting of stockholders.

•
To the extent required by any Regulatory Body, instruct the Company’s management to disclose in its Form 10-KSB and Form 10-QSB’s the approval by the Committee of any non-audit services performed by the independent accounting firm, and review the substance of any such disclosure.

5.0          Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set form in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Pacific Ethanol’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted principles and applicable rules and regulation. These are the responsibilities of management and the independent auditor.

Appendix A

Audit Committee Disclosure for Proxy Statement

(Sample)

In accordance with a written charter adopted by the Company’s Board of Directors (which is attached to this Proxy Statement as Appendix _____), the Audit Committee assists the Board in fulfilling its responsibility to provide oversight with respect to the Company’s financial statements and reports and other disclosures provided to stockholders, the system of internal controls and the audit process. Its duties include reviewing the adequacy of the Company’s internal accounting and financial controls, reviewing the scope and results of the audit plans of the Company’s independent and internal auditors, reviewing the objectivity, effectiveness and resources of the internal audit function, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee also selects and engages the Company’s independent auditors and approves their fees. The Audit Committee consists of _____ members, Messrs. ________ and ______s, Ms. _______ and Ms. _________. In 200__, the Committee met ______ times. Our securities are listed on the Nasdaq Exchange and are governed by its listing standards. All members of the Audit Committee meet the independence standards of Section ______ of the Nasdaq Stock Exchange Listed Company Manual.

The Audit Committee has considered whether the provision of [list or cross-reference material non-audit services performed by the independent auditors] and other non-audit services by is compatible with maintaining the independence of _______________.

Appendix B

SURVEY OF THE AUDIT COMMITTEE’S ANNUAL SELF-EVALUATION

1.	Did the Committee appoint, oversee and approve the compensation of the independent auditors?

2.	Do the independent auditors report directly to the Committee?

3.	If there were disagreements between management and the independent auditors regarding financial reporting, was the Committee involved in the resolution of those disagreements?

4.	Does the Committee pre-approve all audit, review and attest services and permissible non-audit services by the independent auditors, and related fees and other terms of engagement on these matters?

5.	Did the Committee review and discuss the Company’s audited financial statements with management?

6.
Did the Committee request and receive from the independent auditors the Critical Accounting Policy Report required in connection with the annual audit relating to (a) all critical accounting policies and practices used, (b) all alternative treatments of financial information within GAAP that have been discussed with management including ramifications of using the alternatives and the treatment preferred by the auditors, and (c) other material written communications between the auditors and management such as any management letter or schedule of unadjusted differences?

7.	Did the Committee discuss with the independent auditors the audited financial statements and the matters required to be discussed by SAS 61?

8.	Did the Committee review with management and the independent auditors the Company’s intended disclosures under MD&A in the 10-K?

9.	Did the Committee receive from the independent auditors a written disclosure and statement of all relationships between the auditors and the Company consistent with ISB No. 1?

10.	Did the Committee actively discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the auditors?

11.
Did the Committee obtain from the auditors a statement of the audit fees and other categories of fees billed for the last fiscal year which are required to be disclosed in the Proxy Statement and consider whether the provision of any non-audit services is compatible with maintaining the auditors’ independence?

12.	Did the Committee review the quarterly unaudited financial statements and the results of the auditors’ review of those financial statements?

13.	In connection with the quarterly financial statements and 10-Q, did the Committee review the Company’s disclosures under MD&A to be included in the 10-Q?

14.	Is each member of the Committee financially literate?

15.	Are all members of the Committee “independent” as defined in applicable listing standards and applicable law?

16.	Does any member of the Committee serve on more than three audit committees of public companies?

17.	Does the Committee consist of at least three members?

18.	Did the Committee review its performance for the prior year?

APPENDIX B

Title:	COMPENSATION COMMITTEE CHARTER

Policy:	This charter defines the membership and responsibilities of the Compensation Committee of the Board of Directors of Pacific Ethanol.

Purpose:
The purpose of the Compensation Committee of Pacific Ethanol, Inc., established pursuant to this charter, is to 1) act as Administrator of the Pacific Ethanol’s various Stock Option Plans as described in each of the plans; 2) review forms of compensation to be provided to the officers and employees of the Company, including stock compensation; 3) grant options to purchase common stock of the Company to employees and executive officers of the Company; and 4) review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the Directors of the Company, including stock compensation. The Compensation Committee has the authority to undertake the specific duties and responsibilities listed below and will have the authority to undertake such other specific duties as the Board of Directors from time to time prescribes.

Procedures:

1.0          Committee Membership

The Compensation Committee shall consist of a minimum of two (2) “non-employee directors” of the Company as such term is defined in Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended. The members of the Compensation Committee will be outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Compensation Committee are appointed by and serve at the discretion of the Board of Directors.

2.0          Authority and Responsibility

The responsibilities of the Compensation Committee are set forth below:

•
The Compensation Committee shall review and make recommendations to the Board of Directors regarding the Compensation policy for executive officers and directors of the Company, and such other officers of the Company as directed by the Board of Directors.

•
The Compensation Committee shall review and approve the company’s compensation policy regarding all forms of compensation (including, to the extent relevant, all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the officers and employees of the Company.

•
The Compensation Committee shall review recommendations from the Chief Executive Officer of the Company regarding all forms of compensation (including, to the extent relevant, all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, and all non-plan compensation) to be provided to the non-employee directors of the Company.

•
The Compensation Committee shall review and make recommendations to the Board of Directors regarding general compensation goals and guidelines for Pacific Ethanol’s employees and officers and the criteria by which bonuses to Pacific Ethanol employees and officers are determined.

•
The Compensation Committee shall act as Administrator (as described in each of the plans) of the plans within the authority delegated by the Board of Directors. In its administration of the plans, the Compensation Committee may, 1) grant stock options to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 thereunder, and 2) amend such stock options.

•	The Compensation Committee shall review and make recommendations to the Board of Directors with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder.

•
The Compensation Committee shall review and make recommendations to the Board of Directors regarding other plans that are proposed for adoption or adopted by the Company for the provision of compensation to employees of, directors of and consultants to the Company.

•	The Compensation Committee shall review and approve on an annual basis the corporate goals and objectives with respect to compensation for the Chief Executive Officer.

•	The Compensation Committee shall review and approve on an annual basis the corporate goals and objectives with respect to the compensation structure for Pacific Ethanol’s officers.

•
The Compensation Committee shall prepare a report (to be included in the Pacific Ethanol proxy statement) that describes: 1) the criteria against the reviewed and approved annual goals on which compensation paid to the Chief Executive Officer for the last completed fiscal year is based; 2) the relationship of such compensation to the Company’s performance; and 3) the Compensation Committee’s executive compensation recommendation applicable to officers.

•	The Compensation Committee shall review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board of Directors for approval.

3.0          Delegation

The committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

4.0          Retaining Consultant

The committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

5.0          Meetings

It is anticipated that the compensation Committee will meet at least twice each year. However, the Compensation committee may establish its own schedule, which it will provide to the Board of Directors in advance. At a minimum of one of such meetings annually, the Compensation Committee will consider stock plans, performance goals and incentive awards, and the overall coverage and composition of the compensation package.

6.0          Minutes

The Compensation Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

7.0          Reports

The Compensation Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Compensation Committee submitted to the Board of Directors for Action, and copies of the written minutes of its meetings.

APPENDIX C

Title:	NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Policy:	This charter defines the membership and responsibilities of the Nominating and Governance Committee of the Board of Directors of Pacific Ethanol.

Purpose:
The purpose of the Nominating and Governance Committee of the Board of Directors of Pacific Ethanol, Inc is to ensure that the Board of Directors is properly constituted to meet the its fiduciary obligations to the stockholders and the Company and that the Company has and follows appropriate governance standards. To carry out this purpose, the Nominating Committee shall: 1) assist the Board of Directors by identifying prospective director nominees and to recommend to the Board of Directors nominees for the next annual meeting of stockholders; 2) develop and recommend to the Board of Directors the governance principles applicable to the Company; 3) oversee the evaluation of the Board of Directors and management; 4) recommend to the Board of Directors nominees for each committee.

Procedures:

1.0          Committee Membership and Organization

•	The Nominating Committee shall be comprised of no fewer than two (2) members.

•	The members of the Nominating Committee shall meet the independence requirements of the National Association of Securities Dealers.

•	The members of the Nominating Committee shall be appointed and replaced by the Board of Directors.

2.0          Committee Responsibilities and Authority

The responsibilities of the Compensation Committee are set forth below:

•
Evaluate the current composition, organization and governance of the Board of Directors and its committees, determine future requirements and make recommendations to the Board of Directors for approval.

•
Determine on an annual basis desired Board of Director qualifications, expertise and characteristics and conduct searches for potential Board of Directors members with corresponding attributes. Evaluate and propose nominees for election to the Board of Directors. In performing these tasks, the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates.

•	Oversee the Board of Directors performance evaluation process including conducting surveys of director observations suggestions and preferences.

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•
Evaluate and make recommendations to the Board of Directors concerning the appointment of directors to the Board of Directors committees, the selection of board of Directors committee chairs and the proposal of the Board of Directors slate for election.

•	Consider shareholder nominees for election to the Board of Directors.

•	Evaluate and recommend termination of membership of individual directors in accordance with the Board of Director’s governance principles, for cause or for other appropriate reasons.

•
Conduct an annual review on succession planning, report its findings and recommendations to the Board of Directors and work with the Board of Directors in evaluating potential successors to executive management positions.

•	Coordinate and approve Board of Directors and committee meeting schedules.

•	Review and re-examine this Charter annually and make recommendations to the Board of Directors for any proposed changes.

•	Annually review and evaluate its performance.

3.0          Delegation

The Nominating Committee shall have the authority to delegate any of its responsibilities to subcommittees as the committee may deem appropriate in its sole discretion.

4.0          Retaining Consultant

The Nominating Committee shall have authority to retain such compensation consultants, outside counsel and other advisors as the committee may deem appropriate in its sole discretion. The committee shall have sole authority to approve related fees and retention terms.

5.0          Meetings

It is anticipated that the Nominating Committee will meet at least twice each year. However, the Nominating Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

6.0          Minutes

The Nominating Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

7.0          Reports

The Nominating Committee will provide written reports to the Board of Directors of the Company regarding recommendations of the Nominating Committee submitted to the Board of Directors for action and copies of the written minutes of its meetings.

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